Exhibit 10.4

AGREEMENT AND PLAN OF EXCHANGE

THIS AGREEMENT AND PLAN OF EXCHANGE (this "Agreement") is made and entered into as of the 26th day of January 2018 (the “Effective Date”) by and among Airware Labs Corp, a Delaware limited liability company (“ALC”), and Airware Holdings, Inc., a Nevada corporation Arizona (“AHI”), on the one hand, and BSSD Group, LLC (formerly known as BSSD Farms, LLC), an Arizona limited liability company (“BSSD”), Three Kings Holdings, LLC, an Arizona limited liability company (“TKH”), Seventy Six Spirits, LLC, an Arizona limited liability company (“SSS”), Bryce Skalla, Mark Murro III, Patrick Sean Dugan, Andrew Poirier and Carlos Curiel, individuals, some of whom are members of TKH or SSS or may have been or are to be members of BSSD upon the Closing of this Agreement (the “Individuals” and collectively with the BSSD Members are the “BSSD Members”), on the other hand. (Collectively, BSSD, TKH, SSS, the Individuals, ALC and AHI are the “Parties”).

RECITALS

A. The BSSD Members together hold all Membership Interests and a 100% participation percentage in BSSD. AHI is a wholly owned subsidiary of ALC.

B. The parties have held in depth exploratory talks regarding the acquisition of BSSD by ALC in a business combination transaction pursuant to Section 368.

C. The BSSD Members desire to convey all of the Membership Interests in BSSD to ALC (the “BSSD Membership Interests”).

D. For the BSSD Membership Interests, ALC desires to exchange a total of 1,069,407,228 newly issued restricted shares of Common Stock of ALC, fully paid and non-assessable (representing 75% of the issued and outstanding shares of Common Stock of ALC calculated on a fully diluted basis but not including the number of shares of common stock issued in the Capital Raise (as defined below)) (the “ALC Shares”).

E. The Parties desire to complete the exchange of the BSSD Membership Interests for the ALC Shares on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1

EXCHANGE OF THE BSSD MEMBERSHIP INTERESTS FOR THE ALC SHARES

1.1 The Exchange. On the terms and subject to the conditions of this Agreement, at the Closing referred to in Section 2.1:

a. The BSSD Members shall assign, transfer and deliver to ACL, free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever other than restrictions on transfer as set forth in this Agreement, the BSSD Membership Interests.

b. ACL shall issue to the BSSD Members the ALC Shares pro rata to their respective Membership Interests and participation percentage in BSSD.

c. The BSSD Membership Interests are not certificated. To effect the transfer of the BSSD Membership Interests from the BSSD Members to ALC, the BSSD Members shall deliver or cause to be delivered to BSSD a written directive to transfer to ALC the BSSD Membership Interests along with executed transfer powers for the BSSD Membership Interests and to enter into the transfer ledger and the books and records of BSSD, registration of transfer of the BSSD Membership Interests into the name of ALC as the registered owner (collectively, the “Transfer Instructions”) to be effective at the Closing. BSSD shall comply with the Transfer Instructions to deliver the BSSD Membership Interests to ALC by registering the BSSD Membership Interests in the name of ALC (the “Delivery”).

d. The ALC Shares will be certificated. The ALC transfer agent will be notified regarding issuance of the ALC Shares to the BSSD Members and the ALC stock ledger will reflect such issuances with restrictive legends to the BSSD Members.

1.2 Related Transactions. The exchange of the BSSD Membership Interests for the ALC Shares as described in Section 1.1 above (the “Exchange”), is subject to and contingent upon the satisfactory completion (or waiver) of the following transactions:

a. Increase in Number of Authorized Shares of Common Stock. Prior to and as a condition of the Closing, ALC will take all corporate action to amend its certificate of incorporation to increase the number of authorized shares of Common Stock to 2,000,000,000 and to change the name of ALC to “Item 9 Labs Corp.” (the “Amended Certificate”).

b. Conversion of Convertible Note. At the Closing, the $506,000 principal amount plus accrued but unpaid interest on the Senior Secured Convertible Note (the “Convertible Note”) issued to Stockbridge Enterprises, L.P. (“Stockbridge”) by AHI will be converted into shares of common stock of ALC.

c. Transfer and Retention of IP. With the Closing of this Agreement, ALC and AHI will seek a suitable purchaser for all of the intellectual property and patents held by ALC and AHI for all research and commercial purposes; provided, however, the intellectual property and patents for and in cannabis related and drug infusion products will not be conveyed to any purchaser but will be retained by ALC and AHI for use in the development of CBD and THC nasal delivery solutions and products.

d. Private Placement of Securities. ALC will proceed with a $1,000,000 private placement of shares of common stock of ALC with the number of shares issued to be calculated by dividing 1,000,000 by the lesser of (i) $0.05 per share, and (ii) the price equal to 50% of the lowest closing price of ALC common stock on the OTC Markets Pink Sheets for the thirty trading days following the Closing of this Agreement, with the offering to be made under exemptions from registration under both federal and applicable state securities laws (the “Capital Raise”).

e. Resignations and Appointments. Effective at the Closing, Jeffrey Rassas will resign as a CEO of ALC and AHI, and ALC will cause Bryce Skalla to be appointed as a director and CEO of ALC. Jeffrey Rassas and Ron Miller will remain as directors. Jessica Smith will remain CFO.

1.3 Section 368 Reorganization. The parties hereto intend that the transactions contemplated by this Agreement shall qualify as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code (the “Code”), and each party hereto will take all necessary and appropriate actions in order to accomplish such intent. This Agreement constitutes a “Plan of Reorganization” as required by Treasury Regulation Section 1.368-3(a) and has been duly adopted by each party hereto as such. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty, and no legal or other opinions will be provided, as to the qualification of the Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and Tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

SECTION 2

CLOSING AND POST CLOSING

2.1 Closing. The closing of the exchange of the BSSD Membership Interests and the ALC Shares pursuant to this Agreement (the "Closing") shall occur on or about February 28, 2018 at 10:00 a.m. (the "Closing Date") and shall occur at the location of the ALC offices, or at such other time and place as shall be mutually agreed to by the Parties.

2.2 Closing Deliveries. At the Closing:

a. The BSSD Members shall tender and deliver to the BSSD transfer agent the Transfer Instructions for the BSSD Membership Interests and execute transfer powers for assignment and delivery of the BSSD Membership Interests to ALC, and BSSD shall enter the transfer of the BSSD Membership Interests into the name of ALC on the transfer ledger and the books and records of BSSD.

b. ALC shall deliver certificates representing the pro rata portion of the ALC Shares each BSSD Member is to receive.

c. Documented evidence from ALC reflecting completion of the Amended Certificate.

d. Documented evidence from ALC reflecting completion of the Conversion of the Convertible Note.

e. Documented Evidence from ALC reflecting satisfaction of the Capital Raise.

f. A written certification under section 5.1 from the BSSD Members verifying the satisfaction or waiver of the conditions set forth therein.

g. A written certification under section 5.2 from ALC and AHI verifying the satisfaction or waiver of the conditions set forth therein.

k. Delivery of the written resignation of Jeffrey Rassas as CEO of ALC and AHI. Written documentation appointing Bryce Skalla as a director and CEO of ALC.

2.3 Termination in Absence of Closing.

a. Subject to the provisions of Section 5, if by the close of business on March 31, 2018, the Closing has not occurred, then any Party hereto may thereafter terminate this Agreement by written notice to such effect, to the other Parties hereto, without liability of or to any Party to this Agreement or any representative of such Party unless the reason for Closing having not occurred is (i) such Party’s willful breach of the provisions of this Agreement, or (ii) if all of the conditions to such Party’s obligations set forth in Section 5 have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.1, the failure of such Party to perform its obligations under Section 2 on such date; provided, however, that any termination pursuant to this Section 2.3 shall not relieve any Party hereto who was responsible for Closing having not occurred as described in clauses (i) or (ii) above of any liability for (x) such Party’s willful breach of the provisions of this Agreement, or (y) if all of the conditions to such Party’s obligations set forth in Section 5 have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.1, the failure of such Party to perform its obligations under this Section 2 on such date.

b. Notwithstanding the approval hereof by ALC and AHI, this Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by ALC and AHI if:

(i) any representation or warranty made herein for the benefit of any of ALC or AHI, or any certificate, schedule or document furnished to ALC or AHI pursuant to this Agreement is untrue in any material respect; or

(ii) BSSD or the BSSD Members shall have defaulted in any material respect in the performance of any material obligation under this Agreement.

c. Notwithstanding the approval by the BSSD Members, this Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by the BSSD Members if:

(i)    any representation or warranty made herein for the benefit of the BSSD Members, or any certificate, schedule or document furnished to the BSSD Members pursuant to this Agreement is untrue in any material respect; or

(ii) any of ALC shall have defaulted in any material respect in the performance of any material obligation under this Agreement.

SECTION 3

THE PRE-CLOSING PERIOD

3.1 Due Diligence; Access to Information. During the period beginning on the execution of this Agreement and ending on the Closing Date, (the “Due Diligence Period”), the Parties will each cooperate to provide access for continued review and inspection of all assets of the Parties and all materials, documentation and other information relating to the Parties and all other transactions contemplated by this Agreement and the opportunity to investigate any and all matters which are relevant to the exchange of the BSSD Membership Interests for the ALC Shares and the related transactions (the “Investigation”). The Parties shall have the right to approve or disapprove any item disclosed by the Investigation, and any Party shall deliver written notice of any disapproved item to the other Parties on or before the end of the Due Diligence Period. In the event any disapproved item cannot or will not be corrected or remedied by the Parties within five (5) days following notification to all Parties of such disapproved item, the Party so affected can (1) waive the cure of such disapproved item and proceed to closing despite the existence of such disapproved items; or (2) terminate this Agreement. In the event that the Party so affected elects to terminate this Agreement, the Parties shall have no further obligations to each other, except as provided for in Paragraph 3.2 or as otherwise provided for in this Agreement.

3.2 Confidentiality. The Parties agree that any information or documentation produced by ALC, AHI, BSSD or the BSSD Members under the terms of this Agreement is confidential and shall only be used and/or disclosed in connection with, and relation to the Due Diligence Period may not, and will not, be used or disclosed by the Parties or their respective directors, officers shareholders or affiliates, including their family members to anyone outside of the Agreement and will not be used for any purpose outside of this Agreement (the “Confidential Information”). Disclosure of the Confidential Information contained therein shall be limited to the Parties’ respective spouses, directors, officers, shareholders, affiliates and other employees who need to know such information and are assisting with the transactions contemplated in this Agreement, their respective counsel and accountants, and other entities acting in connection with this Agreement.

3.3 Operations. The Parties shall continue to operate and carry on the business of BSSD in the ordinary course consistent with the practice conducted immediately prior to the Effective Date, and will use commercially reasonable efforts not to take any action inconsistent with this Agreement. Except as contemplated hereby or as may be incidental to or in furtherance of the transactions contemplated hereby or as may have been set forth herein, the Parties shall use commercially reasonable efforts to maintain the present character and quality of the respective businesses, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, clients, customers, joint venture partners, syndication partners, strategic partners and employees.

3.4 Costs of Due Diligence. Each of the Parties shall pay its own costs of counsel, preparing disclosure materials for, and reviewing the contents of, any documents to be prepared in connection with this Agreement.

SECTION 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 Representations and Warranties of ALC and AHI. As a material inducement to BSSD and the BSSD Members to enter into this Agreement, except as disclosed in the disclosure schedules delivered to BSSD and the BSSD Members by ALC and AHI, ALC and AHI hereby covenant, represent and warrant to BSSD and the BSSD Members that:

a. Due Incorporation, Good Standing and Qualification. Each of ALC and its subsidiary AHI is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as now being conducted. Neither ALC nor AHI is subject to any material liability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. Schedule 4.1(a) hereto sets forth, as of the date of this Agreement, each jurisdiction in which each of ALC and AHI qualified to do business.

b. Authorization, Approval and Enforceability. ALC and AHI each have all requisite power and authority to enter into and perform the terms of this Agreement. ALC and AHI are not subject to any restriction under any corporate charter, operating agreement, partnership agreement, trust agreement, agreement, instrument, order, judgment, decree, law, statute or regulation, or any other restriction of any kind or character, which would prevent ALC and AHI, respectively, from entering into this Agreement or consummating the transactions contemplated hereby in accordance with the terms hereof. This Agreement, when executed and delivered by ALC and AHI will constitute a valid and binding obligation of ALC and AHI, respectively, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief and other equitable remedies, and public policy.

c. Capital Stock. As of the date of this Agreement, ALC has authorized capital stock consisting of 200,000,000 shares of ALC common stock, $0.0001 par value, of which 150,383,643 shares are issued and outstanding. As of such date, 5,449,821 shares of ALC common stock are reserved for issuance upon the exercise of outstanding ALC stock options and 6,220,343 shares of ALC common stock are reserved for issuance upon the exercise of outstanding ALC stock warrants. All of the issued and outstanding shares of capital stock of ALC and AHI have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, the outstanding shares of ALC common stock are substantially as set forth in Note 10 to the Unaudited Consolidated Financial Statements for the year ended September 30, 2017.

d. Options, Warrants and Rights. Neither ALC nor AHI has any outstanding options, warrants, or other rights to purchase, convert any obligation into, or otherwise acquire any shares of its capital stock, other than as set forth in Schedule 4.1(d) hereto.

e. Financial Statements. The Consolidated Balance Sheets of ALC and AHI as of June 30, 2016, and the related Consolidated Statements of Operations, Stockholders’ Equity, and Cash Flows of ALC and AHI for the years ended September 30, 2015 and September 30, 2014, and all related schedules and notes to the foregoing, have been reviewed (interim reports) or audited (annual reports) by Semple, Marchal & Cooper, LLP, registered independent public accountants, and the Consolidated Balance Sheets of ALC and AHI as of September 30, 2016 and 2017, and the related Consolidated Statements of Operations, Stockholders’ Equity, and Cash Flows of ALC and AHI for the three, six and nine months ended December 31, 2016, March 31, 2017 and June 30, 2017, and all related schedules and notes to the foregoing, have been prepared by ALC without audit. All of the foregoing financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), applied on a consistent basis, and fairly present, in all material respects, the financial position, results of operations, and changes in financial position of ALC and AHI as of their respective dates and for the periods indicated. Neither ALC nor AHI has any material liabilities, obligations, or commitments of a type that would be required to be disclosed in a balance sheet prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Consolidated Balance Sheet of ALC and AHI as of September 30, 2017 (the “ALC Base Balance Sheet”), or incurred since the date of the ALC Base Balance Sheet in the ordinary course of business.

f. Title to Properties. Each of ALC and AHI has good and marketable title to all of its real and personal assets and properties, including all assets and properties reflected in the ALC Base Balance Sheet, or acquired subsequent to the date of the ALC Base Balance Sheet, except properties disposed of subsequent to that date in the ordinary course of business or properties relating to discontinued operations. Such assets and properties are not subject to any mortgage, pledge, lien, claim, encumbrance, charge, security interest, title retention, or other security arrangement, except for liens for the payment of federal, state, or other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of ALC and AHI or the ownership of their assets or properties that were not incurred in connection with the borrowing of money or the obtaining of advances, and that do not in the aggregate materially detract from the value of the assets or properties of ALC and AHI taken as a whole or materially impair the use thereof in the operation of their respective businesses, except in each case as disclosed in the ALC Base Balance Sheet. All leases pursuant to which ALC or AHI leases real or personal property are valid and effective in accordance with their respective terms. Schedule 4.1(f) hereto sets forth, as of the date hereof, a list of all mortgages and real and personal property leases used to conduct the business of ALC or AHI.

g. Condition of Assets and Properties. The buildings, equipment, machinery, fixtures, furniture, furnishings, office equipment, and all other tangible personal assets and properties presently used in, or necessary for the operation of, the business of ALC or AHI, do not require any repairs other than normal maintenance and are in good operating condition and in a state of reasonable maintenance and repair.

h. Licenses and Permits. Neither ALC nor AHI is subject to any material disability or liability by reason of its failure to possess any license, permit, franchise, certificate, consent, approval, or authorization. Each of ALC and AHI has all licenses, permits, franchises, certificates, consents, approvals, and authorizations of whatever kind and type, governmental or private, necessary for the business conducted by it and the ownership or use of all assets and properties and the premises occupied by it. Schedule 4.1(h) hereto constitutes a true, correct, and complete list of all licenses, permits, franchises, certificates, consents, approvals, and authorizations necessary for the conduct of the business of ALC and AHI.

i. Intellectual Property. Each of ALC and AHI owns or holds all of the rights to use all trademarks, trade names, trade secrets, logos, fictitious names, service marks, slogans, patents, and copyrights that are used in or necessary to the operation of its business. Schedule 4.1(i) hereto constitutes, as of the date hereof, a true, complete, and correct list of all of the registered intellectual property and applications therefor owned by or exclusively licensed to ALC or AHI. To the knowledge of ALC and AHI, none of the matters covered by the intellectual property, nor any of the products or services sold or provided by ALC or AHI, nor any of the processes used or the business practices followed by ALC or AHI, infringes or has infringed upon any patent, trademark, trademark right, trade name, trade name right, trade secret, logo, fictitious name, service mark, slogan, or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Neither ALC nor AHI is, and following the Closing neither ALC nor AHI will be obligated, except as otherwise provided in this Agreement, to pay any royalty or other payment with respect to any intellectual property. To the knowledge of ALC, no person or entity is producing, providing, selling, or using products or services that would constitute an infringement of any intellectual property of ALC or AHI.

j. Litigation. There are no actions, suits, proceedings, or other litigation pending or, to the knowledge of ALC, threatened against ALC or AHI, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to ALC or AHI, would individually or in the aggregate have a material adverse effect on the business, assets, properties, or operations, or on the condition, financial or otherwise, of ALC and its subsidiaries, taken as a whole. Neither ALC nor AHI is a party to any decree, order, or arbitration award (or agreement entered into in any administrative, judicial, or arbitration proceeding with any governmental authority) with respect to or affecting any of its assets or properties or the use thereof or the conduct of its business. Neither ALC, nor AHI, nor, to ALC’s knowledge, any officer, director, manager, employee, or agent of ALC or AHI has made any oral or written warranties with respect to the quality or absence of defect of the products or services sold or performed by ALC or AHI that are in force as of the date hereof. There are no material claims pending, anticipated, or, to the knowledge of ALC or AHI, threatened against ALC or AHI with respect to the quality of or absence of defects in such products or services. Neither ALC nor AHI has been required to pay direct, incidental, or consequential damages to any person or entity in connection with any of such products or services at any time during the one-year period preceding the date of this Agreement.

k. No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by ALC or AHI of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to (i) any provision or restriction of any charter, bylaw, stockholders’ agreement, operating agreement, voting trust, proxy, or other similar agreement of ALC or AHI or known to ALC or AHI; (ii) any loan agreement, indenture, lease, mortgage, or lien of ALC or AHI; (iii) any provision or restriction of any lien, lease agreement, contract, or instrument to which ALC or AHI is a party or by which any of them is bound; or (iv) any order, judgment, award, decree, law, rule, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of ALC or AHI is subject or by which ALC or AHI is bound. Neither the execution and delivery by ALC and AHI of this Agreement or any of the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will result in the creation of any lien, claim, right, charge, encumbrance, or security interest of any nature or type whatsoever with respect to any of the stock, assets, or properties of either ALC or AHI.

l. Taxes. Except as otherwise set forth on Schedule 4.1(l) hereto, ALC has duly filed in correct form all Tax Returns (as hereinafter defined) relating to the activities of ALC and AHI required or due to be filed (with regard to applicable extensions) on or prior to the date hereof. All such Tax Returns are complete and accurate in all material respects, and ALC has paid or made provision for the payment of all Taxes (as hereinafter defined) that have been incurred or are due or claimed to be due from ALC or AHI by foreign, federal, state, or local taxing authorities for all periods ending on or before the date hereof, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to BSSD and the BSSD Members. The amounts set up as reserves for Taxes on the books of ALC and AHI are sufficient in the aggregate for the payment of all unpaid Taxes (including any interest or penalties thereon), whether or not disputed, accrued, or applicable. To the knowledge of ALC, no claims for Taxes or assessments are being asserted or threatened against ALC or AHI. ALC has furnished to BSSD and the BSSD Members a copy of all Tax Returns filed for it within the one-year period prior to the date of the Agreement. For purposes of this Agreement, the term “Taxes” shall mean all taxes, charges, fees, levies, or other assessments, including, income, gross receipts, excise, property, sales, transfer, license, payroll, franchise, and withholding taxes, imposed by the United States or any state, local, or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties, or additions to tax attributable to such assessments or to the failure to file any Tax Return; and the term “Tax Return” shall mean any report, return, or other information required to be supplied to a taxing authority or required by a taxing authority to be supplied to any other person.

m. Accounts Receivable. Each account receivable of ALC and AHI has arisen from a bona fide transaction in the ordinary course of business, is valid and enforceable, and is fully collectible, subject to no known defenses, setoffs, or counterclaims, except to the extent of the reserve reflected in the books of ALC and AHI or in such other amount that is not material in the aggregate.

n. Contracts. Neither ALC nor AHI is a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing (other than profit sharing or bonus arrangements with officers and key personnel of subsidiaries); (ii) any collective bargaining or other contract or agreement with any labor union; (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations, except, in each case, items included within aggregate amounts disclosed in the ALC Base Balance Sheet, (iv) any employment agreement or other similar arrangement not terminable upon 90 days or less notice without penalty to it; (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $50,000; (vi) any contract or agreement creating an obligation of $50,000 or more; (vii) any contract or agreement that by its terms does not terminate or is not terminable without penalty to it within one year after the date hereof; (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement; (ix) any material license agreement; or (x) any contract that may result in a material loss or obligation to it. All contracts, agreements, and other arrangements to which ALC or AHI is a party are valid and enforceable in accordance with their terms; ALC, AHI, and all other parties to each of the foregoing have performed, in all material respects, all obligations required to be performed to date; neither ALC, nor AHI, nor any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under any of them.

o. Compliance with Law and Other Regulations. Each of ALC and AHI is in compliance in all material respects with all requirements of foreign, federal, state, and local law and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties, and all premises occupied by it unless such noncompliance will not have a material adverse effect on ALC and AHI taken as a whole. Without limiting the foregoing, each of ALC and AHI has properly filed all reports, paid all monies, and obtained all licenses, permits, certificates, and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is in compliance in all material respects with all conditions, restrictions, and provisions of all of the foregoing. Neither ALC nor AHI has received any notice from any foreign, federal, state, or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building, or zoning law, or requirement of any public authority or body. Neither ALC nor AHI is subject to or has been threatened with any material fine, penalty, liability, or disability as the result of its failure to comply with any requirement of foreign, federal, state, or local law or regulation or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it. Without limiting the foregoing, there is no environmental contamination, toxic waste, or other discharge, spill, construction component, structural element, or condition adversely affecting any of the properties owned, leased, or used by ALC or AHI, nor has ALC or AHI received any official notice or citation that any of its assets or properties in any way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including any requirements of the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) or any Occupational Safety and Health Administration (“OSHA”) requirements. There has been no (A) storage, treatment, generation, or transportation, or (B) spill, discharge, leak, emission, injection, escape, dumping, or release of any kind into the environment (including into air, water, or ground water) of any materials (including industrial, toxic, or hazardous substances or solid, medical, or hazardous waste) by, or on behalf of, ALC or AHI or from any property owned, leased, or used by ALC or AHI in violation of any applicable foreign, federal, state, or local law, statute, rule, or regulation or the common law or any decree, order, arbitration award, or agreement with or any license or permit from any foreign, federal, state, or local governmental authority except as set forth on Schedule 4.1(o).

p. Employment Matters. The employment of each employee of ALC and AHI is terminable at will without cost to ALC or AHI, as the case may be. All officers and independent contractors of ALC and AHI are paid salaries or other compensation in accordance with the amounts set forth in Schedule 4.1(p) hereto, and Schedule 4.1(p) correctly and accurately sets forth, as of the date hereof, all salaries, expenses, and personal benefits paid to or accrued for all directors, officers, managers, stockholders, independent contractors, agents, or other representatives of ALC and AHI as of the date of this Agreement, all of which are reflected as appropriate in the ALC Base Balance Sheet.

q. No Payments to Directors, Officers, Stockholders or Others. Since the date of the ALC Base Balance Sheet, there has not been any purchase or redemption of any shares of ALC Common Stock or any shares of capital stock of AHI or any transfer, distribution, or payment by ALC or its subsidiaries, directly or indirectly, of any assets or properties to any director, officer, or stockholder, other than the payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the date of the ALC Base Balance Sheet.

r. No Prohibited Payments. Neither ALC, nor AHI, nor, to the knowledge of ALC or AHI, any officer, director, employee, independent contractor, or agent, acting on behalf of ALC or AHI, has at any time (i) made any contributions to any candidate for political office in violation of applicable law or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation, or ordinance requiring such disclosure; (ii) made any payment to any local, state, federal, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which ALC or AHI sells products or renders services or from which ALC or AHI buys products or services for the purpose of influencing such agent or person to buy products or services from or sell products or services to ALC or AHI; or (iv) engaged in any transaction, maintained any bank account, or used any corporate funds, except for transactions, bank accounts, and funds that have been and are reflected in the normally maintained books and records of ALC or AHI.

s. Governing Documents and Minute Books. Each of ALC and AHI has previously made available to BSSD and the BSSD Members true and complete copies of the articles of incorporation and bylaws of each of ALC and AHI as currently in effect. The minute books of ALC and AHI contain records that are complete and accurate in all material respects of all meetings and other corporate actions held or taken by the Boards of Directors (or committees of the Boards of Directors) and stockholders of ALC and its subsidiaries, as the case may be, since their incorporation.

t. Insurance. Each of ALC and AHI maintains in full force and effect insurance coverage on its assets, properties, premises, operations, and personnel in amounts as are set forth on Schedule 4.1(t) hereto. Each of ALC and AHI has previously made available to BSSD and the BSSD Members true and complete copies of such policies. Schedule 4.1(t) hereto also sets forth, as of the date hereof, a list of all insurance claims made by ALC and AHI during the last three years prior to the date hereof.

u. OTC Markets Disclosure Reports. ALC’s report on Form 10-K for the year ended September 30, 2016 and 2017 filed with the OTC Markets Disclosure System and all subsequent reports filed by ALC thereafter do not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed.

v. No Material Adverse Change. Since December 31, 2017, there has not been and there is not threatened (i) any material adverse change in the financial condition, business, properties, assets, or results of operations of ALC and AHI taken as a whole; (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of ALC or AHI that materially affects or impairs the ability of ALC and AHI to conduct their businesses taken as a whole; (iii) any event or condition of any character that has materially and adversely affected the business, condition, or prospects (financial or otherwise) of ALC and AHI taken as a whole; or (iv) any mortgage or pledge of any material amount of the assets or properties of ALC or AHI, or any indebtedness incurred by ALC or AHI, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

w. Accuracy of Statements. Neither any representation or warranty made by ALC or AHI in this Agreement nor any statement, list, certificate, or other information furnished or to be furnished by or on behalf of ALC or AHI to BSSD and the BSSD Members in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

x. Investment Representations.

(i) As a condition to the BSSD Members transferring the BSSD Membership Interests to ALC, ALC represents and warrants to the BSSD Members as follows:

(1) ALC acknowledges that it has received all materials related to BSSD that it may desire including information necessary to verify the accuracy of the information set forth in this Agreement and any other materials furnished herewith and copies of the most recent financial statements and have answers to all inquiries they may have regarding BSSD its business, operations and finances. ALC has taken all the steps necessary to evaluate the merits and risks of an investment in the BSSD Membership Interests as proposed hereunder and is relying on its own business judgment and decisions in entering into this Agreement and consummating the purchase of the BSSD Membership Interests.

(2) ALC is experienced in evaluating and investing in development stage companies such as BSSD and such knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in the BSSD Membership Interests, to make an informed investment decision with respect thereto, and can afford to bear such risks, including, without limitation, the risks of losing its entire investment in the BSSD Membership Interests.

(3) ALC is acquiring the BSSD Membership Interests in the Exchange based solely upon its own independent analysis of BSSD's business experience and operations and historical financial information and acknowledges that no assurances or guarantees can be made.

(4) ALC is aware and hereby acknowledges that with regard to the BSSD Membership Interests, it is acquiring “restricted shares” and “control” securities as defined under Rule 144 (which governs the resale of “restricted securities” without registration under the Act and “control” securities from an affiliate in a private sale) and that the BSSD Membership Interests will be transferred to ALC as “restricted shares”. ALC acknowledges that the BSSD Membership Interests have not been registered under the Securities Act of 1933 (the “Act”), and the BSSD Membership Interests were originally issued to the BSSD Members on the basis of the statutory exemption provided by Section 4(a)(2) of the Act, Regulation D promulgated thereunder, or Rule 144, or any or all, relating to transactions by an issuer not involving any public offering or resales and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the BSSD Members’ reliance thereon is based in part upon the representations made by ALC in this Agreement. ALC acknowledges that it has been informed by BSSD, or is otherwise familiar with, the nature of the limitations imposed by the Act (and applicable state securities laws) and the rules and regulations thereunder on the transfer of securities. In particular, ALC agrees that no sale, assignment or transfer of any of the BSSD Membership Interests shall be valid or effective, and BSSD shall not be required to give any effect to such sale, assignment or transfer, unless (A) such sale, assignment or transfer is registered under the Act (and applicable state securities laws), it being understood that the BSSD Membership Interests are not currently registered for sale and that neither BSSD nor the BSSD Members has any obligation or intention to so register the BSSD Membership Interests, except as contemplated hereunder or (B) the BSSD Membership Interests are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the BSSD Membership Interests, or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Act (and applicable state securities laws). ALC further understands that an opinion of counsel and other documents may be required to transfer the BSSD Membership Interests.

(5) ALC is acquiring the BSSD Membership Interests for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting participations therein.

(6) ALC acknowledge that there is no trading market for the BSSD Membership Interests presently and it is uncertain that any active market for the BSSD Membership Interests will develop in the future, and that ALC may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

(7) ALC is not purchasing the BSSD Membership Interests because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or internet site or similar media or broadcast over television or radio, or presented at any seminar or meeting.

(8) ALC is not relying on the BSSD Members or BSSD with respect to the tax and other economic considerations of an investment in the BSSD Membership Interests.

(9) There are no registration rights for the BSSD Membership Interests.

(10) ALC acknowledges that the representations, warranties and agreements made by ALC herein shall survive the execution and delivery of this Agreement.

(ii) Purchaser Qualifications. ALC has reviewed, understands and satisfies the eligible purchaser requirements under this Agreement as set forth in Rule 501(a) of Regulation D promulgated under the Act at the time it was offered the BSSD Membership Interests, and ALC qualifies under Rule 506(b)(2)(ii) in that it has such knowledge and experience in financial and business matters to enable such person to evaluate the merits and risks of an investment in the BSSD Membership Interests. ALC acknowledges that the BSSD Members have relied on the representations of ALC to form a reasonable belief that ALC satisfies the eligible purchaser requirements set forth herein.

4.2 Covenants, Representations and Warranties of BSSD and the BSSD Members. As a material inducement to ALC and AHI to enter into this Agreement, except as disclosed in the disclosure schedules delivered to ALC and AHI by BSSD and the BSSD Members, BSSD and the BSSD Members hereby covenant, represent and warrant to ALC and AHI that:

a. Corporate Existence and Qualification. BSSD is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona with authority to do business in the State of Arizona. BSSD has the company power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted. BSSD is not subject to any material liability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. Schedule 4.2(a) hereto sets forth, as of the date of this Agreement, each jurisdiction in which BSSD is qualified to do business.

b. Authorization, Approval and Enforceability. Each of BSSD and the BSSD Members has all requisite power and authority to enter into and perform the terms of this Agreement. BSSD and the BSSD Members are not subject to any restriction under any corporate charter, bylaws, operating agreement, partnership agreement, trust agreement, agreement, instrument, order, judgment, decree, law, statute or regulation, or any other restriction of any kind or character, which would result in the breach of, default of, or conflict with, any other agreement or obligation of BSSD or prevent consummating the transactions contemplated hereby in accordance with the terms hereof. This Agreement, when executed and delivered by BSSD and the BSSD Members will constitute a valid and binding obligation of BSSD and the BSSD Members, respectively, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief and other equitable remedies, and public policy.

c. Capitalization and Company Records. All Membership Interests and Participation Percentages, Units and rights of BSSD issued and outstanding are held by the BSSD Members. There are no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls or agreements relating to any Membership Interest, Units or rights in BSSD. BSSD’s books and records made available to ALC and AHI for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, and such books and records contain an accurate record of all required Manager and Member actions of BSSD and the BSSD Members taken by written consent or at a meeting. All company actions taken by BSSD and the BSSD Members, respectively, have been duly authorized or ratified. All accounts, books, ledgers and official and other records of BSSD and the BSSD Members, respectively, fairly and accurately reflect all of BSSD’s transactions, properties, assets and liabilities.

d. Financial Statements. The Balance Sheets of BSSD as of ________________, and the related Consolidated Statements of Operations, Stockholders’ Equity, and Cash Flows of BSSD for the years ended _______________, and all related schedules and notes to the foregoing, have been prepared by BSSD without audit. All of the foregoing financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), applied on a consistent basis, and fairly present, in all material respects, the financial position, results of operations, and changes in financial position of BSSD as of their respective dates and for the periods indicated. BSSD has no material liabilities, obligations, or commitments of a type that would be required to be disclosed in a balance sheet prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Balance Sheet of BSSD as of _______________ (the “BSSD Base Balance Sheet”), or incurred since the date of the BSSD Base Balance Sheet in the ordinary course of business.

e. Title to Properties. BSSD has good and marketable title to all of its real and personal assets and properties, including all assets and properties reflected in the BSSD Base Balance Sheet, or acquired subsequent to the date of the BSSD Base Balance Sheet, except properties disposed of subsequent to that date in the ordinary course of business or properties relating to discontinued operations. Such assets and properties are not subject to any mortgage, pledge, lien, claim, encumbrance, charge, security interest, title retention, or other security arrangement, except for liens for the payment of federal, state, or other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of BSSD or the ownership of their assets or properties that were not incurred in connection with the borrowing of money or the obtaining of advances, and that do not in the aggregate materially detract from the value of the assets or properties of BSSD taken as a whole or materially impair the use thereof in the operation of its business, except in each case as disclosed in the BSSD Base Balance Sheet. All leases pursuant to which BSSD leases real or personal property are valid and effective in accordance with their respective terms. Schedule 4.2(e) hereto sets forth, as of the date hereof, a list of all mortgages and real and personal property leases used to conduct the business of BSSD.

f. Condition of Assets and Properties. The buildings, equipment, machinery, fixtures, furniture, furnishings, office equipment, and all other tangible personal assets and properties presently used in, or necessary for the operation of, the business of BSSD, do not require any repairs other than normal maintenance and are in good operating condition and in a state of reasonable maintenance and repair.

g. Licenses and Permits. BSSD is not subject to any material disability or liability by reason of its failure to possess any license, permit, franchise, certificate, consent, approval, or authorization. BSSD has all licenses, permits, franchises, certificates, consents, approvals, and authorizations of whatever kind and type, governmental or private, necessary for the business conducted by it and the ownership or use of all assets and properties and the premises occupied by it. Schedule 4.2(g) hereto constitutes a true, correct, and complete list of all licenses, permits, franchises, certificates, consents, approvals, and authorizations necessary for the conduct of the business of BSSD.

h. Intellectual Property. BSSD owns or holds all of the rights to use all trademarks, trade names, trade secrets, logos, fictitious names, service marks, slogans, patents, and copyrights that are used in or necessary to the operation of its business. Schedule 4.2(h) hereto constitutes, as of the date hereof, a true, complete, and correct list of all of the registered intellectual property and applications therefor owned by or exclusively licensed to BSSD. To the knowledge of BSSD, none of the matters covered by the intellectual property, nor any of the products or services sold or provided by BSSD, nor any of the processes used or the business practices followed by BSSD, infringes or has infringed upon any patent, trademark, trademark right, trade name, trade name right, trade secret, logo, fictitious name, service mark, slogan, or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. BSSD is, and following the Closing BSSD will not be obligated, except as otherwise provided in this Agreement, to pay any royalty or other payment with respect to any intellectual property. To the knowledge of BSSD, no person or entity is producing, providing, selling, or using products or services that would constitute an infringement of any intellectual property of BSSD.

j. Litigation. There are no actions, suits, proceedings, or other litigation pending or, to the knowledge of BSSD, threatened against BSSD, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to BSSD, would individually or in the aggregate have a material adverse effect on the business, assets, properties, or operations, or on the condition, financial or otherwise, of BSSD. BSSD is not a party to any decree, order, or arbitration award (or agreement entered into in any administrative, judicial, or arbitration proceeding with any governmental authority) with respect to or affecting any of its assets or properties or the use thereof or the conduct of its business. Neither BSSD, nor, to BSSD’s or the BSSD Members’ knowledge, any officer, director, manager, employee, or agent of BSSD has made any oral or written warranties with respect to the quality or absence of defect of the products or services sold or performed by BSSD that are in force as of the date hereof. There are no material claims pending, anticipated, or, to the knowledge of BSSD and the BSSD Members, threatened against BSSD with respect to the quality of or absence of defects in such products or services. BSSD has not been required to pay direct, incidental, or consequential damages to any person or entity in connection with any of such products or services at any time during the one-year period preceding the date of this Agreement.

k. No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by BSSD of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to (i) any provision or restriction of any charter, bylaw, stockholders’ agreement, operating agreement, voting trust, proxy, or other similar agreement of BSSD or known to BSSD; (ii) any loan agreement, indenture, lease, mortgage, or lien of BSSD; (iii) any provision or restriction of any lien, lease agreement, contract, or instrument to which BSSD is a party or by which any of them is bound; or (iv) any order, judgment, award, decree, law, rule, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of BSSD is subject or by which BSSD is bound. Neither the execution and delivery by BSSD of this Agreement or any of the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will result in the creation of any lien, claim, right, charge, encumbrance, or security interest of any nature or type whatsoever with respect to any of the stock, assets, or properties of BSSD.

l. Taxes. Except as otherwise set forth on Schedule 4.2(l) hereto, BSSD has duly filed in correct form all Tax Returns (as hereinafter defined) relating to the activities of BSSD required or due to be filed (with regard to applicable extensions) on or prior to the date hereof. All such Tax Returns are complete and accurate in all material respects, and BSSD has paid or made provision for the payment of all Taxes (as hereinafter defined) that have been incurred or are due or claimed to be due from BSSD by foreign, federal, state, or local taxing authorities for all periods ending on or before the date hereof, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to ALC and AHI. The amounts set up as reserves for Taxes on the books of BSSD are sufficient in the aggregate for the payment of all unpaid Taxes (including any interest or penalties thereon), whether or not disputed, accrued, or applicable. To the knowledge of BSSD and the BSSD Members, no claims for Taxes or assessments are being asserted or threatened against BSSD or the BSSD Members. BSSD has furnished to ALC and AHI a copy of all Tax Returns filed for it within the one-year period prior to the date of the Agreement. For purposes of this Agreement, the term “Taxes” shall mean all taxes, charges, fees, levies, or other assessments, including, income, gross receipts, excise, property, sales, transfer, license, payroll, franchise, and withholding taxes, imposed by the United States or any state, local, or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties, or additions to tax attributable to such assessments or to the failure to file any Tax Return; and the term “Tax Return” shall mean any report, return, or other information required to be supplied to a taxing authority or required by a taxing authority to be supplied to any other person.

m. Accounts Receivable. Each account receivable of BSSD has arisen from a bona fide transaction in the ordinary course of business, is valid and enforceable, and is fully collectible, subject to no known defenses, setoffs, or counterclaims, except to the extent of the reserve reflected in the books of BSSD or in such other amount that is not material in the aggregate.

n. Contracts. BSSD is not a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing (other than profit sharing or bonus arrangements with officers and key personnel of subsidiaries); (ii) any collective bargaining or other contract or agreement with any labor union; (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations, except, in each case, items included within aggregate amounts disclosed in the BSSD Base Balance Sheet, (iv) any employment agreement or other similar arrangement not terminable upon 90 days or less notice without penalty to it; (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $50,000; (vi) any contract or agreement creating an obligation of $50,000 or more; (vii) any contract or agreement that by its terms does not terminate or is not terminable without penalty to it within one year after the date hereof; (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement; (ix) any material license agreement; or (x) any contract that may result in a material loss or obligation to it. All contracts, agreements, and other arrangements to which BSSD is a party are valid and enforceable in accordance with their terms; BSSD and all other parties to each of the foregoing have performed, in all material respects, all obligations required to be performed to date; neither BBBD nor any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under any of them.

o. Compliance with Law and Other Regulations. BSSD is in compliance in all material respects with all requirements of foreign, federal, state, and local law and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties, and all premises occupied by it unless such noncompliance will not have a material adverse effect on BSSD. Without limiting the foregoing, BSSD has properly filed all reports, paid all monies, and obtained all licenses, permits, certificates, and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is in compliance in all material respects with all conditions, restrictions, and provisions of all of the foregoing. BSSD has not received any notice from any foreign, federal, state, or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building, or zoning law, or requirement of any public authority or body. BSSD is not subject to or has been threatened with any material fine, penalty, liability, or disability as the result of its failure to comply with any requirement of foreign, federal, state, or local law or regulation or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it. Without limiting the foregoing, there is no environmental contamination, toxic waste, or other discharge, spill, construction component, structural element, or condition adversely affecting any of the properties owned, leased, or used by BSSD, nor has BSSD received any official notice or citation that any of its assets or properties in any way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including any requirements of the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) or any Occupational Safety and Health Administration (“OSHA”) requirements. There has been no (A) storage, treatment, generation, or transportation, or (B) spill, discharge, leak, emission, injection, escape, dumping, or release of any kind into the environment (including into air, water, or ground water) of any materials (including industrial, toxic, or hazardous substances or solid, medical, or hazardous waste) by, or on behalf of BSSD or from any property owned, leased, or used by BSSD in violation of any applicable foreign, federal, state, or local law, statute, rule, or regulation or the common law or any decree, order, arbitration award, or agreement with or any license or permit from any foreign, federal, state, or local governmental authority except as set forth on Schedule 4.2(o).

p. Employment Matters. The employment of each employee of BSSD is terminable at will without cost to BSSD. All officers and independent contractors of BSSD are paid salaries or other compensation in accordance with the amounts set forth in Schedule 4.2(p) hereto, and Schedule 4.2(p) correctly and accurately sets forth, as of the date hereof, all salaries, expenses, and personal benefits paid to or accrued for all directors, officers, managers, stockholders, independent contractors, agents, or other representatives of BSSD as of the date of this Agreement, all of which are reflected as appropriate in the BSSD Base Balance Sheet.

q. No Payments to Managers, Members or Others. Since the date of the BSSD Base Balance Sheet, there has not been any purchase or redemption of any Membership Interests, Participation Percentage, units or rights of BSSD or any transfer, distribution, or payment by BSSD, directly or indirectly, of any assets or properties to any director, officer, manager or member, other than the payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the date of the BSSD Base Balance Sheet.

r. No Prohibited Payments. Neither BSSD, nor, to the knowledge of BSSD and the BSSD Members, any manager, officer, member, employee, independent contractor, or agent, acting on behalf of BSSD, has at any time (i) made any contributions to any candidate for political office in violation of applicable law or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation, or ordinance requiring such disclosure; (ii) made any payment to any local, state, federal, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which BSSD sells products or renders services or from which BSSD buys products or services for the purpose of influencing such agent or person to buy products or services from or sell products or services to BSSD; or (iv) engaged in any transaction, maintained any bank account, or used any corporate funds, except for transactions, bank accounts, and funds that have been and are reflected in the normally maintained books and records of BSSD.

s. Governing Documents and Minute Books. BSSD has previously made available to ALC and AHI true and complete copies of the articles of organization and operating agreement of BSSD as currently in effect. The minute book of BSSD contains records that are complete and accurate in all material respects of all meetings and other corporate actions held or taken by the Board of Managers (or committees of the Board of Managers), managers and members of BSSD since its organization.

t. Insurance. BSSD maintains in full force and effect insurance coverage on its assets, properties, premises, operations, and personnel in amounts as are set forth on Schedule 4.2(t) hereto. BSSD has previously made available to ALC and AHI true and complete copies of such policies. Schedule 4.2(t) hereto also sets forth, as of the date hereof, a list of all insurance claims made by BSSD during the last three years prior to the date hereof.

u. No Material Adverse Change. Since December 31, 2017, there has not been and there is not threatened (i) any material adverse change in the financial condition, business, properties, assets, or results of operations of BSSD; (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of BSSD that materially affects or impairs the ability of BSSD to conduct their businesses taken as a whole; (iii) any event or condition of any character that has materially and adversely affected the business, condition, or prospects (financial or otherwise) of BSSD; or (iv) any mortgage or pledge of any material amount of the assets or properties of BSSD, or any indebtedness incurred by BSSD, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

v. Accuracy of Statements. Neither any representation or warranty made by BSSD and the BSSD Members in this Agreement nor any statement, list, certificate, or other information furnished or to be furnished by or on behalf of BSSD, the BSSD Members to ALC or AHI in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

w. Investment Representations.

(i) As a condition to ALC issuing the ALC Shares to the BSSD Members, the BSSD Members represent and warrant to ALC as follows:

(1) the BSSD Members hereby acknowledge that each has received all materials related to ALC and AHI that each may desire including information necessary to verify the accuracy of the information set forth in this Agreement and any other materials furnished herewith and copies of the most recent financial statements and have answers to all inquiries they may have regarding ALC and AHI and their businesses, operations and finances. The BSSD Members have taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder and are relying on their own business judgment and decisions in entering into this Agreement and consummating the exchange for the ALC Shares.

(2) each of the BSSD Members are experienced in evaluating and investing in companies such as ALC that develop, manufacture and distribute breathing technology solutions and products based upon filtered and non-filtered nasal dilator breathing devices and such knowledge and experience in financial and business matters to enable them individually to evaluate the merits and risks of an investment in the ALC Shares, to make an informed investment decision with respect thereto, and can afford to bear such risks, including, without limitation, the risks of losing their entire investment in the ALC Shares.

(3) the BSSD Members are accredited investors in that each of the equity owners of BSSD is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Act”) or otherwise either alone or with his purchaser representative has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the ALC Shares and can acquire the ALC Shares pursuant to this Agreement without registration under the Act by virtue of the exemption provided by Section 4(a)(2) of the Act. Each of the BSSD Members shall provide to ALC investor representations letter regarding accredited investor status or other customary representations, warranties and assurances that establish a reasonable basis to believe that such BSSD Member satisfies the criteria set forth above for a private placement of securities.

(4) the BSSD Members hereby acknowledge that with regard to the ALC Shares, each is acquiring “restricted shares” as defined under Rule 144 (which governs the resale of “restricted securities” without registration under the Act) and that the ALC Shares will be issued to the BSSD Members as “restricted shares”. The BSSD Members acknowledge that the ALC Shares have not been registered under the Act, and are being issued on the basis of the statutory exemption provided by Section 4(a)(2) of the Act, Regulation D promulgated thereunder, or any or all, relating to transactions by an issuer not involving any public offering and under similar exemptions under applicable state securities laws, that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that ALC’s reliance thereon is based in part upon the representations made by the BSSD Members in this Agreement. The BSSD Members acknowledge that each has been informed by ALC, or is otherwise familiar with, the nature of the limitations imposed by the Act (and applicable state securities laws) and the rules and regulations thereunder on the transfer of securities. In particular, the BSSD Members agree that no sale, assignment or transfer of any of the ALC Shares shall be valid or effective, and ALC shall not be required to give any effect to such sale, assignment or transfer, unless (A) such sale, assignment or transfer is registered under the Act (and applicable state securities laws), it being understood that the ALC Shares are not currently registered for sale and that ALC has no obligation or intention to so register the ALC Shares, except as contemplated hereunder or (B) the ALC Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the ALC Shares, or (iii) such sale, assignment or transfer is otherwise exempt from the registration under the Act (and applicable state securities laws). The BSSD Members further understand that an opinion of counsel and other documents may be required to transfer the ALC Shares.

(5) Each of the BSSD Members is acquiring the ALC Shares for investment for his or its own account and not with the view to, or for resale in connection with, any distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting participations therein.

(6) the BSSD Members acknowledge that there is a limited and illiquid trading market for the ALC Shares presently and it is uncertain that any more active or liquid market for the ALC Shares will develop in the future, and that the BSSD Members may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

(7) the BSSD Members are not acquiring the ALC Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or internet site or similar media or broadcast over television or radio, or presented at any seminar or meeting.

(8) the BSSD Members are entering into this Agreement and exchange for the ALC Shares based solely upon their own independent analysis, respectively, of ALC's business experience and operations and historical financial information and acknowledges that no assurances or guarantees can be made regarding such information. The BSSD Members are not relying on ALC with respect to the tax and other economic considerations of an investment in the ALC Shares.

(9) There are no registration rights for the ALC Shares.

(10) The issuances of the BSSD Membership Interests to the BSSD Members have not been made in violation of any federal or state securities laws and were issued the BSSD Membership Interests only after disclosure of all material facts regarding BSSD, the business, properties and financial condition of BSSD to all equity owners so that each such equity owner meets all of the qualifications and requirements for such issuances.

(11) the BSSD Members acknowledge that the representations, warranties and agreements made by the BSSD Members herein shall survive the execution and delivery of this Agreement.

(ii) Purchaser Qualifications. The BSSD Members have reviewed, understand and satisfy the eligible purchaser requirements under this Agreement as set forth in Rule 501(a) of Regulation D promulgated under the Act in that at the time each such person was offered the ALC Shares, and each of the BSSD Members qualifies under Rule 506(b)(2)(ii) in that each such person has such knowledge and experience in financial and business matters to enable such person to evaluate the merits and risks of an investment in the ALC Shares. The BSSD Members each acknowledge that ALC has relied on the representations of the BSSD Members to form a reasonable belief that the BSSD Members each satisfy the eligible purchaser requirements set forth herein.

4.3 Duration of Covenants, Representations and Warranties. The Parties hereby represent to each other that all of the representations, warranties and covenants contained in this Agreement and in any documents, certificates or other instruments delivered by or on behalf of the Parties are true now, will be true at the Closing and shall survive the Closing.

SECTION 5

CONDITIONS TO OBLIGATIONS OF THE PARTIES

5.1 Conditions to Obligations of BSSD and the BSSD Members. The obligations of BSSD and the BSSD Members to consummate the transactions contemplated hereby and to take the other actions required to be taken by BSSD and the BSSD Members at the Closing, respectively, shall not be independent of each other and are subject, at the option of BSSD and the BSSD Members, to the satisfaction or waiver of the following conditions:

a. All representations and warranties of ALC and AHI contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and ALC and AHI shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by ALC and AHI at or prior to the Closing.

b. As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of BSSD or the BSSD Members) shall be pending or threatened before any governmental authority seeking to restrain ALC or AHI or prohibit the Closing or seeking damages against ALC or AHI as a result of the consummation of this Agreement.

c. All proceedings to be taken by ALC and AHI in connection with the transactions contemplated hereby and all documents incident thereto, including deliveries by ALC and AHI at the Closing under Section 2.1, shall be satisfactory in form and substance to BSSD and the BSSD Members, and BSSD and the BSSD Members shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

d. No proceeding in which BSSD or the BSSD Members shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against BSSD or any of the BSSD Members under any United States or state bankruptcy or insolvency law.

5.2 Conditions to Obligations of ALC and AHI . The obligations of ALC and AHI to consummate the transactions contemplated hereby and to take the other actions required to be taken by ALC and AHI at the Closing are subject, at the option of ALC and AHI, to the satisfaction or waiver of the following conditions:

a. All representations and warranties of BSSD and the BSSD Members contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and BSSD and the BSSD Members each shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by them at or prior to the Closing.

b. As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of ALC or AHI) shall be pending or threatened before any court or governmental agency seeking to restrain BSSD or any of the BSSD Members or prohibit the Closing or seeking damages against BSSD or any of the BSSD Members or its properties as a result of the consummation of this Agreement.

c. All proceedings to be taken by BSSD and the BSSD Members in connection with the transactions contemplated hereby and all documents incident thereto, including deliveries by BSSD and the BSSD Members at the Closing under Section 2.1, shall be satisfactory in form and substance to ALC and AHI, and ALC and AHI shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

e. No proceeding in which ALC or AHI, respectively, shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against ALC or AHI, respectively, under any United States or state bankruptcy or insolvency law.

SECTION 6

INDEMNIFICATION; REMEDIES; DISPUTE RESOLUTION

6.1 Survival. All representations, warranties, covenants, and obligations in this Agreement shall expire on the second (2nd) anniversary of the Closing Date of this Agreement (the "Survival Period"). The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

6.2 Indemnification by ALC and AHI. From and after the date of this Agreement until the expiration of the Survival Period, ALC and AHI shall indemnify and hold harmless BSSD and the BSSD Members (“the BSSD Indemnified Party”), from and against any Damages arising, directly or indirectly, from or in connection with:

a. any misrepresentation or breach of warranty made by ALC or AHI in this Agreement or in any certificate delivered by ALC or AHI pursuant to this Agreement; or

b. any breach by ALC or AHI of any covenant or obligation of ALC or AHI in this Agreement required to be performed by ALC or AHI on or prior to the Closing Date.

6.3 Indemnification by BSSD and the BSSD Members. From and after the date of this Agreement until the expiration of the Survival Period, BSSD and the BSSD Members shall indemnify and hold harmless ALC and AHI their respective officers, directors, employees and authorized agents (the “ALC Indemnified Parties”), from and against any Damages arising, directly or indirectly, from or in connection with:

a. any misrepresentation or breach of warranty made by BSSD or any of the BSSD Members in this Agreement or in any certificate delivered by BSSD or the BSSD Members pursuant to this Agreement; or

b. any breach by BSSD or any of the BSSD Members of any covenant or obligation of BSSD or any of the BSSD Members in this Agreement required to be performed by BSSD or any of the BSSD Members on or prior to the Closing Date.

6.4 Limitations on Liability. No BSSD Indemnified Party or ALC Indemnified Party shall be entitled to indemnification pursuant to Section 6.2 or 6.3, respectively, unless and until the aggregate amount of Damages to all ALC Indemnified Parties or the BSSD Indemnified Party, respectively, with respect to matters under Section 6.5 exceeds $5,000 at which time, ALC Indemnified Parties or the BSSD Indemnified Party, respectively, shall be entitled to indemnification for the total amount of such Damages in excess of $0. In such case the indemnifying Party must receive written notice from the other Party of such claim for indemnification prior to the expiration of the Survival Period.

6.5 Determining Damages. Materiality qualifications to the representations and warranties of ALC and AHI or BSSD and the BSSD Members shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the aggregate damage threshold set forth in Section 6.4 has been met.

6.6 Dispute Resolution. Pursuant to A.R.S. Section 12-1518, for any claim or controversy related to or arising out of this Agreement after the Closing, the Parties agree to mediation followed by arbitration to be held in Phoenix, Arizona in accordance with rules of the American Arbitration Association (“AAA”). In the event the Parties must resolve a claim or controversy by arbitration, then such arbitration proceeding shall be before a panel of one (1) arbitrator mutually agreeable to the Parties under the then current commercial rules of the AAA. If the Parties cannot agree on an arbitrator within sixty (60) days after a demand for arbitration has been requested in writing by either of them, then arbitration shall proceed before a single arbitrator appointed by the AAA under its then current commercial rules. Such arbitrator shall have experience or knowledge in the field of consumer products and related services and shall be a lawyer who has participated previously in arbitration or dispute resolution proceedings but who has not previously represented any of the Parties. Any arbitration shall consist of not more than three (3) days of hearings all of which shall occur within sixty (60) days after the arbitrator has been selected. Either Party may seek injunctive relief (temporary, preliminary and/or permanent) in a court of law for any breach by either Party of the other's proprietary rights or breach of a Party's non-disclosure obligations as set forth herein. The arbitrator shall have no right to award punitive damages or any equitable relief of any kind. Either Party, before or during any arbitration, may apply to a court having jurisdiction for a temporary restraining order or preliminary injunction where such relief is necessary to protect its interests pending completion of the arbitration proceeding. Neither the Parties nor the arbitrators may disclose the existence or results of any arbitration hereunder without prior written consent of all Parties. No arbitration proceeding or legal action, regardless of its form, relating to or arising out of this Agreement may be commenced by any Party after the expiration of the Survival Period.

SECTION 7

GENERAL PROVISIONS

7.1 Risk of Loss. Risk of loss to the BSSD Membership Interests prior to the Closing shall remain on the BSSD Members. Risk of loss to the ALC Shares prior to the Closing shall remain on ALC.

7.2 Counsel. It is stipulated, agreed and understood that the Parties hereto have mutually agreed and consented to the terms of this Agreement (including the forms of documents set forth in the exhibits). The Parties have been advised and have chosen to be represented by separate legal, financial and tax counsel of their choice and have been given ample time and opportunity to obtain such counsel and review this Agreement and the related transactions with such counsel at their own leisure. Jeffrey R. Perry and Jeffrey R. Perry Law Firm, P.C. have represented only ALC and AHI and have provided no representation, advice or counsel to BSSD, and the BSSD Members or any other party. ALC and AHI have interests that are opposed to those interests of BSSD and the BSSD Members. In the event that BSSD and the BSSD Members have not engaged counsel to advise them regarding this Agreement and the related transactions, it has been recommended to each such party to obtain counsel.

7.3 Final Agreement. This Agreement constitutes the final and complete agreement between the Parties concerning the subject matter of this Agreement. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, written or oral, between the Parties with respect thereto. Any modification, revision or amendment of this Agreement shall not be effective unless made in writing and executed by the Parties.

7.4 Language and Construction. This Agreement has been negotiated by the Parties. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and will be interpreted fairly in accordance with its terms without any strict construction in favor of or against either Party. The captions are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.

7.5 Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provisions(s) had never been contained herein; provided that such invalid, illegal or unenforceable provisions shall first be curtailed, limited or eliminated to the extent necessary to remove such invalidity, illegality or unenforceability with respect to the applicable law as it shall then be applied.

7.6 Waiver. Except as expressly set forth herein, any waiver of, or promise not to enforce, any right under this Agreement shall not be enforceable unless evidenced in writing and signed by the Party against whom enforcement of the waiver is sought. Waiver by a Party of any breach by the other Party shall not operate or be construed as a waiver of any subsequent breach by such Party.

7.7 Headings. The headings in this Agreement are for the purpose of convenience only and shall not limit, enlarge or affect any of the covenants, terms, conditions or provisions of this Agreement.

7.8 Effect of Recitals. The recitals contained in this Agreement are an integral part of this Agreement.

7.9 Notices. All notices, requests, demands and other communications made pursuant to this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by commercial courier or by facsimile transmission to the Parties at the addresses or numbers set forth below, or to such other person and place as the Party shall designate by notice to the other Party:

BSSD:

BSSD Group, LLC

2033 N. Overfield Road

Casa Grande, AZ 85194

Three Kings Holdings, LLC

5702 N. 18th Place

Phoenix, AZ 85016

Seventy-Six Spirits, LLC

854 W. Highway 287

Casa Grande, AZ 85194

ALC and AHI:

Airware Labs Corp./Airware Holdings, Inc.

7600 E. Redfield Road

Suite 100

Scottsdale, AZ 85258

7.10 Assignments. Except as expressly otherwise provided herein, no Party may assign this Agreement or delegate any obligations under this Agreement without obtaining the written consent of each of the other Parties.

7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

7.12 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Arizona without regard to principles of conflicts of law.

7.13 Attorneys’ Fees. In the event of any proceeding to enforce this Agreement, the prevailing Party shall be entitled to receive from the losing Party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants and other experts, incurred by the prevailing Party in investigating and prosecuting (or defending) such action, in arbitration, at trial or upon any appeal.

7.14 A Party’s Default. If all contingencies herein are satisfied and thereafter any Party fails to close this Agreement and to complete the Exchange as herein provided, within five (5) days following a written demand to so, any other Party may enforce this Agreement by a suit for specific performance, by an action for damages, or any other action available at law or in equity for the recovery of any other relief available to such Party.

7.15 Further Assurances. The Parties will make, execute and deliver any and all such further resolutions, instruments and assurances as may be reasonably necessary or proper to carry out the intention or to facilitate the performance of this Agreement and for the better assuring and confirming benefits provided herein.

7.16 Time is of the Essence. The Parties acknowledge that time is of the essence.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Exchange as of the Effective Date.

BSSD:	TKH:

BSSD Group, LLC	Three Kings Holdings, LLC

By: _______________________	By: _______________________

Name: _____________________	Name: ____________________

Title: ______________________	Title: _____________________

Bryce Skalla	SSS:

Seventy Six Spirits, LLC

By: ______________________	By: ______________________

Name: Bryce Skalla	Name: ____________________

Title: _____________________

Mark Murro III	Patrick Sean Dugan

By: ______________________	By: ______________________

Name: Mark Murro III	Name: Patrick Sean Dugan

Andrew Poirier	Carlos Curiel

By: ______________________	By: ______________________

Name: Andrew Poirier	Name: Carlos Curiel

ALC:	AHI:

Airware Labs Corp.	Airware Holdings, Inc.

By: _______________________	By: _______________________

Name: _____________________	Name: ____________________

Title: ______________________	Title: _____________________